UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2018

CONTANGO OIL & GAS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 236-7400

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2018, Contango Oil & Gas Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Intrepid Partners, LLC, as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), in connection with an underwritten public offering of up to 7,500,000 shares of common stock (the “Common Shares”), including the Underwriters’ option to purchase up to an additional 1,125,000 Common Shares. On November 19, 2018, the Underwriters exercised the option to purchase an additional 1,096,068 shares of Common Stock. The net proceeds from the offering were approximately $32.7 million, after deducting the underwriting discount and estimated fees and expenses. Net proceeds from the offering are expected to be used to reduce borrowings under the Company’s revolving credit facility and for general corporate purposes, including funding future potential acquisitions. The issuance and sale of the Common Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-215784), filed with the Securities and Exchange Commission on January 27, 2017. A legal opinion relating to the validity of the Common Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to limited exceptions, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of the Representatives.

Certain of the Underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its affiliates for which they have received, and may in the future receive, customary fees.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01 Other Events.

The Company is filing as Exhibit 23.2 to this Current Report on Form 8-K the consent of William M. Cobb & Associates, Inc. to incorporate by reference into the Company’s Registration Statement on Form S-3 (File No. 333-215784) their report dated March 9, 2018 relating to certain of the Company’s proved reserves and future net revenue that appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 9, 2018.

The Company is filing as Exhibit 23.3 to this Current Report on Form 8-K the consent of Netherland, Sewell & Associates, Inc. to incorporate by reference into the Company’s Registration Statement on Form S-3 (File No. 333-215784) their report dated February 1, 2018 relating to certain of the Company’s proved reserves and future net revenue that appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 9, 2018.

The Company is filing as Exhibit 23.4 to this Current Report on Form 8-K the consent of W.D. Von Gonten & Co. to incorporate by reference into the Company’s Registration Statement on Form S-3 (File No. 333-215784) their report dated February 12, 2018 relating to certain proved reserves and future net revenue associated with the Company’s 37% ownership interest in Exaro Energy III LLC that appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 9, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 16, 2018, by and among Contango Oil & Gas Company and Cowen and Company, LLC and Intrepid Partners, LLC, as representatives of the underwriters named therein.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of William M. Cobb & Associates, Inc.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of W.D. Von Gonten & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: November 19, 2018	/s/ E. JOSEPH GRADY
E. Joseph Grady
Senior Vice President and Chief Financial and Accounting Officer